UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2017

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Agreement with Elanco

On April 28, 2017 (the “Effective Date”), Aratana Therapeutics, Inc. (the “Company,” “we,” and “our”) and Eli Lilly and Company, on behalf of its Elanco Animal Health division (“Elanco”), entered into an amendment (the “Amendment”) to the Collaboration, License, Development and Commercialization Agreement (the “Collaboration Agreement”), dated April 22, 2016, which was filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company’s Form 10-Q on August 5, 2016. The Amendment modifies certain provisions of the Supply Term Sheet attached as Exhibit 8.1.2(A) to the Collaboration Agreement.

Under the Amendment, Elanco has agreed to submit binding purchase orders to the Company, within 15 days of the Effective Date of the Amendment, for certain finished grapiprant products to be produced from certain batches of active pharmaceutical ingredient (“API”) the Company has agreed to purchase from its third-party manufacturer (the “API Batches”). In addition, Elanco has agreed to pay the Company for the API Batches within 30 days after the Company provides Elanco with proof of payment to the manufacturer for such API Batches.

The Amendment provides that, in the event Elanco provides notice of its intent to assume responsibility for manufacturing pursuant to Section 8.2.2 of the Collaboration Agreement, Elanco would assume all responsibilities of the Company with respect to any undelivered API, including paying the third-party manufacturer for such undelivered API.

Placement Agency Agreement and Securities Purchase Agreement

On May 3, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors for the sale by the Company of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $5.25 per share (the “Offering”). The Shares are being offered and sold pursuant to an effective registration statement on Form S-3 (File No. 333-197414) and a related prospectus supplement. Subject to certain closing conditions, the Offering is expected to close on or around May 9, 2017.

The Company expects to receive net proceeds from the Offering of approximately $24.4 million, after deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds of the offering for general corporate purposes, including commercialization activities relating to ENTYCE and inventory related to GALLIPRANT.

In connection with the Offering, on  May 3, 2017, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Barclays Capital Inc. (“Barclays”), pursuant to which Barclays agreed to serve as placement agent for the Offering. The Company agreed to pay Barclays an aggregate fee equal to 6.0% of the gross proceeds received by the Company from the Offering. The Placement Agency Agreement contains, among other things, customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Barclays, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Securities Purchase Agreement and Placement Agency Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of these documents are qualified in their entirety by such exhibits, which are incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated May 4, 2017, relating to the legality of the issuance and sale of the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On April 28, 2017, the Company terminated its Sales Agreement, dated October 16, 2015, with Barclays (the “Sales Agreement”), pursuant to which the Company could from time to time sell up to an aggregate of $52.0 million of shares of its common stock through Barclays as sales agent (the “ATM Program”). Prior to termination, the Company sold approximately $18.0 of the $52.0 million available to be sold under the Sales Agreement. The Company terminated the Sales Agreement because it does not intend to raise additional capital through the ATM Program, and no additional shares of the Company’s common stock will be sold pursuant to the Sales Agreement. The Company will not incur any termination penalties as a result of its termination of the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2015 and incorporated herein by reference.

Item 2.02	Results of Operation and Financial Condition.

Preliminary First Quarter Financial Information

We are currently finalizing our financial results for the three months ended March 31, 2017. While complete financial information and operating data for this period are not yet available, based on the information and data currently available, we preliminarily estimate that for the three months ended March 31, 2017, our total net revenues were approximately $3.8 million, our operating (research and development and selling, general and administrative) expenses were approximately $12.1 million and our net loss was approximately $12.6 million or $0.34 diluted loss per share. Of total revenues in the first quarter of 2017, we believe that approximately $3.5 million was related to GALLIPRANT, consisting of approximately $2.5 million in product sales as finished goods under our supply arrangement with Elanco, and approximately $903,000 in licensing and collaboration revenue. We estimate that total revenues also included NOCITA net product sales of approximately $327,000 in the first quarter of 2017, which represents a sequential increase from approximately $147,000 in the fourth quarter of 2016. We believe that the growth in NOCITA product sales is primarily a result of continued growth of new accounts and strong re-order rates, including re-orders from the large majority of the top fifty customers in the last month. We estimate that the remaining total revenues in the first quarter of 2017 were related to net product sales of BLONTRESS and TACTRESS.

As of March 31, 2017, we estimate that we had approximately $68.4 million in cash, cash equivalents, restricted cash and short-term investments. We estimate that utilization of cash in the first quarter included approximately $5.0 million of payments for inventory purchases and a $3.0 million milestone payment for the first product sale of GALLIPRANT.

During March and April 2017, we received net proceeds of approximately $2.8 million from the sale of shares of common stock under our ATM Program. As described in Item 1.02 of this Current Report on Form 8-K, we terminated the ATM Program on April 28, 2017.

The preliminary financial data above and elsewhere in this Current Report on Form 8-K is preliminary and may change, and is based on information available to management as of the date of this Current Report on Form 8-K. It is subject to completion by management of our financial statements as our financial closing procedures for the quarter ended March 31, 2017 are not yet complete. There can be no assurance that our final revenues, expenses or cash position for this period will not differ from these estimates, including completion of quarter-end closing and review procedures that may result in adjustments that could be material. The preliminary financial data has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto and these estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States. Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. The preliminary results of operations for the quarter ended March 31, 2017 are not necessarily indicative of the results to be achieved for any future period. Complete quarterly results will be announced during our published first quarter financial results and included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. We assume no duty to update these preliminary estimates except as required by law.

Under our current operating plan, which contemplates the launch of ENTYCE by the fall of 2017, we believe that our cash, cash equivalents, restricted cash and short-term investments, together with the net proceeds from the Offering, will be sufficient to fund operations and debt obligations through 2018. Our current operating plan also contemplates continued growth in sales of GALLIPRANT, which we believe will result in the achievement of certain milestones under the Collaboration Agreement described below under the heading “GALLIPRANT” in  Item 8.01 of this Current Report on Form 8-K. However, our operating plan may change as a result of many factors currently unknown to us, and we may seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed in the section of our Annual Report on Form 10-K titled “Risk Factors.”

Our future capital requirements depend on many factors, including, but not limited to:

•	the results of our target animal studies for our current and future therapeutic candidates;
•	the amount and timing of any milestone payments or royalties we must pay pursuant to our current or future license agreements or collaboration agreements;
•	the timing of, and the costs involved in, obtaining regulatory approvals for any of our current or future therapeutic candidates;
•	the upfront and other payments, and associated costs, related to our identifying, acquiring and in-licensing new therapeutic candidates;
•	the number and characteristics of the therapeutic candidates we pursue;
•	the scope, progress, results and costs of researching and developing any of our current or future therapeutic candidates and conducting target animal studies;
•	whether we acquire any other companies, assets, intellectual property or technologies in the future;
•	our ability to partner with companies with an established commercial presence in Europe to provide our products in that market;
•	the cost of commercialization activities, if any of our current or future therapeutic candidates are approved for sale, including marketing, sales and distribution costs;
•	cost of manufacturing our current and future therapeutic candidates and any therapeutics we successfully commercialize;
•	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;
•	whether we are required to repay amounts that we received from government programs or other incentive programs;
•	whether we are able to service our debt and satisfy debt covenants;
•	the expenses needed to attract and retain skilled personnel;
•	the costs associated with being a public company;
•	the costs associated with any securities class action lawsuits and other litigation; and
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation.

 For the full year 2017, we estimate operating expenses of approximately $45 million, which includes approximately $10 million of non-cash expenses. These non-cash expenses are expected to be further off-set by contractual milestones and working capital expenditures, net of modest positive gross margins, totaling approximately $10 million, which we believe will result in approximately $45 million of cash used in operations and investing activities during 2017.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01     Other Events

Recent Developments

GALLIPRANT

We continue to supply GALLIPRANT to Elanco at a modest manufacturing margin under the Collaboration Agreement. During the first quarter of 2017, we estimate that we made additional GALLIPRANT API manufacturing commitments of $15.3 million, which we believe will supply API throughout 2017 and into 2018. GALLIPRANT API is manufactured by our contract manufacturers into finished goods as 20 mg, 60 mg, and 100 mg tablets in a variety of packaging configurations. Given the initial strong demand for GALLIPRANT and the continued need for process improvements to resolve isolated reports of 100 mg tablets breaking in the bottle, we are currently focused on supplying the 20 mg and 60 mg tablets. We believe these two tablet sizes address the dosing needs of the large majority of dogs, and that the minority of dogs above 75 pounds who would typically receive the 100 mg tablet could potentially use a mix of smaller tablets to achieve the labeled dose. We anticipate being able to supply all SKUs in the second half of 2017.

We intend to complete transfer of manufacturing of GALLIPRANT to Elanco before the end of 2018, which under certain circumstances would allow us to achieve a $4.0 million milestone payment. We are eligible to achieve an additional $4.0 million milestone payment if GALLIPRANT is approved for pain and inflammation for dogs in the EU, which we believe could happen as early as the second half of 2017. When and if GALLIPRANT achieves certain levels of net sales, we would be eligible to earn up to $75.0 million in commercial milestones; the first of these milestones would be a $15.0 million payment which we believe we could achieve as early as 2018.

We have also entered into the Amendment with Elanco as described under Item 1.01 of this Current Report on Form 8-K.

ENTYCE

With respect to ENTYCE® (capromorelin oral solution), we announced that we recently met with the U.S. Food and Drug Administration Center for Veterinary Medicine (“CVM”) regarding the proposed manufacturing transfer. We believe that we have an agreement with the CVM on how to proceed. We intend to resubmit the required prior approval submission in the coming weeks. If the submission is approved, we believe we would be able to make ENTYCE commercially available by the fall of 2017.

Other Therapeutics in Development

With respect to other therapeutics in development, we have completed the pivotal target safety study for AT-003 in cats and we expect results from our pivotal field effectiveness study by mid-2017. Our pivotal field effectiveness study and pivotal target animal safety study of AT-002 in cats continue. Our development collaborator, VetStem, continues the pivotal field effectiveness study of AT-016 for dogs and has initiated the pivotal target animal safety study; results from both studies are anticipated in 2017. We continue to anticipate USDA conditional licensure for AT-014 in the second half of 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 3, 2017, by and among the Company and the investors party thereto.
10.2	Placement Agency Agreement, dated May 3, 2017, by and between the Company and Barclays Capital Inc.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements with respect to: the Offering and the anticipated closing of the Offering; the expected net proceeds from the Offering; the intended use of proceeds from the Offering; our estimated revenue and expenses for the three months ended March 31, 2017, including the sources of our revenue; our estimated cash, cash equivalents, restricted cash and short-term investments and cash utilization for the same period; our forecast of the period of time through which our financial resources will be adequate to support our operations; the amount of GALLIPRANT manufacturing commitments and the time period through which those commitments will be sufficient to provide GALLIPRANT API; the sufficiency of 20 mg and 60 mg tablets of GALLIPRANT to treat dogs that were treated with the 100 mg tablet; our ability to supply all SKUs of GALLIPRANT; the timing of the manufacturing transfer to Elanco; the timing and amount of milestone payments under the Collaboration Agreement, as amended; our understanding of CVM’s requirements for ENTYCE and expected timing for resubmission of the prior approval submission; expectations regarding when ENTYCE will be commercially available; timing of results for studies of AT-003, AT-002, and AT-016; timing for the USDA conditional licensure for AT-014; and our estimated operating expenses, non-cash expenses, contractual milestones and working capital expenditures, gross margins, cash used in operations and investing activities.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks relating to the impairment of intangible assets, including BLONTRESS, TACTRESS, AT-007 and AT-011; risks pertaining to stockholder class action lawsuits; unstable market and economic conditions; restrictions on our financial flexibility due to the terms of our credit facility; our substantial dependence upon the commercial success of our therapeutics; development of our biologic therapeutic candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable; denial or delay of regulatory approval for our existing or future therapeutic candidates; failure of our therapeutic candidates that receive regulatory approval to obtain market approval or achieve commercial success; product liability lawsuits that could cause us to incur substantial liabilities and limit commercialization of current and future therapeutics; failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses; development of pet therapeutics is a lengthy and expensive process with an uncertain outcome; competition in the pet therapeutics market, including from generic alternatives to our therapeutic candidates, and failure to compete effectively; failure to identify, license or acquire, develop and commercialize additional therapeutic candidates; failure to attract and retain senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers and partners; regulatory restrictions on the marketing of our therapeutic candidates; our small commercial sales organization, and any failure to create a sales force or collaborate with third-parties to commercialize our therapeutic candidates; difficulties in managing the growth of our company; significant costs of being a public company; risks related to the restatement of our financial statements for the year ended December 31, 2013, and the identification of a material weakness in our internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our veterinarian customers; limitations on our ability to use our net operating loss carryforwards; impacts of generic products; safety or efficacy concerns with respect to our therapeutic candidates; effects of system failures or security breaches; delay or termination of the development of grapiprant therapeutic candidates and commercialization of grapiprant products that may arise from termination of or failure to perform under the collaboration agreement and/or the co-promotion agreement with Elanco; failure to obtain ownership of issued patents covering our therapeutic candidates or failure to prosecute or enforce licensed patents; failure to comply with our obligations under our license agreements; effects of patent or other intellectual property lawsuits; failure to protect our intellectual property; changing patent laws and regulations; non-compliance with any legal or regulatory requirements; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process and the costs associated with government regulation of our therapeutic candidates; failure to obtain regulatory approvals in foreign jurisdictions; effects of legislative or regulatory reform with respect to pet therapeutics; the volatility of the price of our common stock; our status as an emerging growth company, which could make our common stock less attractive to investors; dilution of our common stock as a result of future financings; the influence of certain significant stockholders over our business; and provisions in our charter documents and under Delaware law could delay or prevent a change in control. These and other important factors discussed under the caption “Risk Factors” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 14, 2017, along with our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this report. Any such forward-looking statements represent management's estimates as of the date of this report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: May 4, 2017	By:
/s/ Steven St. Peter
Steven St. Peter

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 3, 2017, by and among the Company and the investors party thereto.
10.2	Placement Agency Agreement, dated May 3, 2017, by and between the Company and Barclays Capital Inc.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).